                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Stagecoach Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

San Francisco, California
June 29, 1999